Exhibit 5(a)

SIDLEY AUSTIN llp ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

February 19, 2016

PulteGroup, Inc.

3350 Peachtree Road NE, Suite 150

Atlanta, Georgia 30326

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by PulteGroup, Inc., a Michigan corporation (the “Company”), and certain direct and indirect subsidiaries of the Company set forth in the Registration Statement (collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited number or amount, as the case may be, of (i) the Company’s common shares, par value $0.01 per share (the “Common Stock”), together with the Series A Junior Participating Preferred Share Purchase Rights (the “Rights”) associated therewith; (ii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”); (iii) guarantees by one or more of the Subsidiary Guarantors to holders of the Debt Securities (the “Guarantees”); (iv) the Company’s preferred shares, par value $0.0l per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”); (v) warrants to purchase Common Stock or Debt Securities (the “Warrants”); (vi) stock purchase contracts (the “Stock Purchase Contracts”), including contracts obligating the holders thereof to purchase from the Company, and the Company to sell to the holders thereof, Common Stock at a future date or dates; and (vii) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties. The Debt Securities, Guarantees, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to herein as the “Securities.” We refer herein to the Subsidiary Guarantors listed on Annex A hereto, each of which is formed or organized under the laws of the State of Delaware, as the “Specified Subsidiary Guarantors.”

Unless otherwise specified in the applicable prospectus supplement:

(1) the Senior Debt Securities and any Guarantees thereof are to be issued under that certain Indenture, dated as of October 24, 1995 (the “Original Indenture”), among the Company

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

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February 19, 2016

(formerly known as Pulte Homes, Inc., and previously, Pulte Corporation), certain of its subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A. (the “Senior Trustee,” as successor trustee to J.P. Morgan Trust Company, National Association, which was successor trustee to Bank One Trust Company, National Association, which was successor trustee to The First National Bank of Chicago), as amended and supplemented by the indenture supplements thereto dated as of August 27, 1997, March 20, 1998, January 31, 1999, April 3, 2000, February 21, 2001, July 31, 2001, August 6, 2001, May 17, 2006, September 15, 2009 and February 8, 2016 (such indenture supplements, collectively, the “Indenture Supplements,” and the Indenture Supplements, together with the Original Indenture, the “Senior Indenture”);

(2) the Subordinated Debt Securities and any Guarantees thereof will be issued under one or more indentures (each, a “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and, collectively, the “Indentures”) to be entered into between the Company and a trustee (the “Subordinated Trustee”);

(3) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”);

(4) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”); and

(5) the Stock Purchase Contracts will be issued under a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Stock Purchase Contract Agent”);

in each case, substantially in the form that has been or will be filed and incorporated by reference as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement and the exhibits thereto, the certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or certificate of limited partnership and limited partnership agreement, as the case may be, of each Specified Subsidiary Guarantor (in each case, such Specified Subsidiary Guarantor’s “Specified Subsidiary Governing Documents”), the Senior Indenture, the form of Subordinated Indenture and the resolutions adopted by the board of directors, sole member, board of managers, board of management, general partner or managing partner of the general partner of the Specified Subsidiary Guarantors (each, a “Specified Subsidiary Guarantor Governing Authority”), in each

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February 19, 2016

case relating to the Registration Statement and the Indentures. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and each of the Specified Subsidiary Guarantors and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company and the Guarantees of such series of Debt Securities set forth in the Senior Indenture or the Subordinated Indenture, as the case may be, by each Subsidiary Guarantor will be valid and binding obligations of each such Subsidiary Guarantor, in each case when:

(i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and, in the case of Subordinated Debt Securities, the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended;

(ii) a prospectus supplement with respect to such series of Debt Securities and the related Guarantees shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) in the case of Subordinated Debt Securities, the Subordinated Indenture shall have been duly authorized, executed and delivered by the Company, each Subsidiary Guarantor, if any, who is a party thereto and the Subordinated Trustee;

(iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the related Guarantees and the applicable Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the applicable Indenture;

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February 19, 2016

(v) in the event that a supplemental indenture is entered into to establish the form and terms of such series of Debt Securities as contemplated by the applicable Indenture, all necessary corporate, limited liability company, limited partnership or other entity action shall have been taken by each Subsidiary Guarantor, if any, that is a party thereto to authorize the execution, delivery and performance of such supplemental indenture;

(vi) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company, each Subsidiary Guarantor, if any, that is a party thereto and the Senior Trustee or Subordinated Trustee, as the case may be (in the case of such a supplemental indenture), or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Restated Articles of Incorporation of the Company, as amended to the date hereof (the “Articles of Incorporation”), the By-laws of the Company, as amended to the date hereof (the “By-laws”), resolutions of the board of directors of the Company or a duly authorized committee thereof (the “Board”) and the Senior Indenture or the Subordinated Indenture, as the case may be, and, in the case of a supplemental indenture, in accordance with the provisions of the certificate of incorporation and by-laws, certificate of formation and limited liability company agreement, certificate of limited partnership and limited partnership agreement or similar governing documents, as the case may be, of each Subsidiary Guarantor (in each case, the “Governing Documents”) and resolutions of the board of directors, manager(s), general partner or other governing body of each Subsidiary Guarantor (in each case, the “Governing Authority”) that is a party thereto and the applicable Indenture; and

(vii) the certificates evidencing such series of Debt Securities shall be in substantially the form approved by the Board and filed as an exhibit to the Registration Statement, shall have been duly executed and delivered by the Company (and any endorsement or notation of Guarantee associated with such series of Debt Securities (each, a “Notation of Guarantee”) shall have been duly executed and delivered by each of the applicable Subsidiary Guarantors), authenticated by the Trustee and issued, all in accordance with the Articles of Incorporation and Bylaws, final resolutions of the Board, the Senior Indenture or the Subordinated Indenture, as the case may be, and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities, and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

PulteGroup, Inc.

February 19, 2016

2.	The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when:

(i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement;

(iv) the Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation and By-laws and the resolutions (the “Resolutions”) adopted by the Board relating to the Registration Statement and Indentures establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock;

(v) the Company shall have filed with the Secretary of State of the State of Michigan a Certificate of Designations with respect to such series of Preferred Stock underlying such Depositary Shares in accordance with the Michigan Business Corporation Act and in conformity with the Articles of Incorporation, the By-Laws and such final resolutions;

(vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof; and

(vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit

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February 19, 2016

Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

3.	Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when:

(i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement;

(iv) the Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants;

(v) if such Warrants are exercisable for Common Stock, (A) the Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (B) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof;

(vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above shall have been taken; and

(vii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

PulteGroup, Inc.

February 19, 2016

4.	The Stock Purchase Contracts will constitute valid and binding obligations of the Company when:

(i) the Registration Statement (including any post-effective amendments), shall have become effective under the Securities Act;

(ii) a prospectus supplement with respect to such Stock Purchase Contracts and the shares of Common Stock subject to such Stock Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) a Stock Purchase Contract Agreement relating to such Stock Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Contract Agent named in the Stock Purchase Contract Agreement;

(iv) the Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts;

(v) if such Stock Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 3(v) above shall have been taken; and

(vi) certificates representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Stock Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Stock Purchase Contract Agreement against payment of the agreed consideration therefor.

5.	The Stock Purchase Units will constitute valid and binding obligations of the Company when:

(i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act;

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February 19, 2016

(ii) a prospectus supplement with respect to such Stock Purchase Units and related Stock Purchase Contracts and any related shares of Common Stock or Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) the Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Units;

(iv) the actions described in paragraphs 1 and 4 above shall have been taken; and

(v) certificates representing such Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the Senior Indenture, the Subordinated Indenture, the Deposit Agreement, the Warrant Agreement and the Stock Purchase Contract Agreement, as applicable, and the issuance, sale and delivery of the Securities will not (A) contravene or violate the Articles of Incorporation or By-laws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) in the case of Guarantees, the execution, delivery and performance by each Subsidiary Guarantor of any supplemental indenture establishing the form and terms of such series of Debt Securities and of any Notation of Guarantee associated with the relevant series of Debt Securities and the performance by each Subsidiary Guarantor of the Senior Indenture or the Subordinated Indenture (including any relevant Guarantee), as the case may be, will not (A) contravene or violate such Subsidiary Guarantor’s Governing Documents, or any law, rule or regulation applicable to such Subsidiary Guarantor, (B) result in a default under or breach of any

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agreement or instrument binding upon such Subsidiary Guarantor or any order, judgment or decree of any court or governmental authority applicable to such Subsidiary Guarantor or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iv) the authorization by the Company and each Subsidiary Guarantor, as the case may be, of the transactions described above and the instruments, agreements and other documents entered into and to be entered into by the Company and each Subsidiary Guarantor as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents;

(v) the Senior Indenture or the Subordinated Indenture, as the case may be, will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities of any series); and

(vi) the Articles of Incorporation, By-laws and resolutions of the Board and the Governing Documents of each Subsidiary Guarantor and resolutions of the Governing Authority of each Subsidiary Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that the Subordinated Indenture, each indenture supplement to each Indenture, each series of Debt Securities (and any related Guarantees), each Deposit Agreement, each Depositary Share, each Warrant Agreement, each Warrant, each Stock Purchase Contract Agreement, each Stock Purchase Contract and each Stock Purchase Unit will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that (x) we make no such assumption in clause (i) or (ii) regarding the authorization, execution and delivery of the Senior Indenture by each Specified Subsidiary

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Guarantor that is a party thereto, and (y) we make no assumption in clause (iii) insofar as it relates to the Company or any Subsidiary Guarantor and is expressly covered by our opinions set forth herein. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by any Subsidiary Guarantor under the terms of the Senior Indenture.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Centex Construction of New Mexico, LLC

Centex Development Company, L.P.

Centex Homes of California, LLC

Centex Homes, LLC

Del Webb Corporation

DiVosta Homes Holdings, LLC

DiVosta Homes, L.P.

Potomac Yard Development LLC

Pulte Homes of New York LLC

Pulte Nevada I LLC